  Exhibit 99.1

FOR IMMEDIATE RELEASE

KINGSTONE DECLARES $0.10 PER SHARE QUARTERLY DIVIDEND

Kingston, NY — February 14, 2019 – Kingstone Companies, Inc. (Nasdaq: KINS) (the “Company” or “Kingstone”), today announced that its Board of Directors declared a quarterly dividend of $0.10 per share payable on March 15, 2019 to shareholders of record at the close of business on February 28, 2019.

About Kingstone Companies, Inc.
Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line carrier writing business exclusively through retail and wholesale agents and brokers. Kingstone is licensed in New York, New Jersey, Pennsylvania, Rhode Island, Connecticut, Massachusetts, New Hampshire, and Maine. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York, New Jersey, Rhode Island, Massachusetts and Pennsylvania.

Forward-Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319